                                                                      EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the Registration Statements (Reference Numbers 333-1350 and 333-4242) of Ottawa Financial Corporation on Form S-8 of our report dated March 10, 1997, on the financial statements of Ottawa Financial Corporation as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in the Company's 1996 Annual Report on Form 10-K filed pursuant to the Securities Exchange Act of 1934, as amended




                                        /s/ Crowe, Chizek and Company LLP
                                        ---------------------------------------
                                        Crowe, Chizek and Company LLP





Grand Rapids, Michigan
March 27, 1997